EXHIBIT 5
                                                                     Page 1 of 4

                         CENTRAL POWER AND LIGHT COMPANY
                              DISCOUNT CALCULATION
                        THREE MONTHS ENDED JUNE 30, 1997




                                            Retail                    Wholesale
                                           ---------                 -----------


Weighted Cost of Capital                   0.062728                    0.063244
  (Annualized)
Average Days Outstanding                      35.54                       14.58
                                           ---------                 -----------
Weighted Cost of Capital (Average
  Days Outstanding)                        0.006106                    0.002517
Collection Experience Factor               0.003665
Agency Fee Rate                            0.020000                    0.020000
                                           ---------                 -----------

Total Discount Factor                      0.029771                    0.022517
                                           =========                 ===========






ASSUMPTIONS

INTEREST RATE                               0.05610
RETAIL ROCE                                 0.11750
WHOLESALE ROCE                              0.12390
TAX RATE                                    0.38000
DEBT RATIO                                  0.95000
EQUITY RATIO                                0.05000

                                                                       EXHIBIT 5
                                                                     Page 2 of 4

                       PUBLIC SERVICE COMPANY OF OKLAHOMA
                              DISCOUNT CALCULATION
                        THREE MONTHS ENDED JUNE 30, 1997




                                           Retail                     Wholesale
                                          ----------                 -----------


Weighted Cost of Capital                   0.062123                    0.063244
  (Annualized)
Average Days Outstanding                      38.22                       58.10
                                          ----------                 -----------
Weighted Cost of Capital
  (Average Days Outstanding)               0.006499                    0.010080
Collection Experience Factor               0.003487
Agency Fee Rate                            0.020000                    0.020000
                                          ----------                 -----------

Total Discount Factor                      0.029986                    0.030080
                                          ==========                 ===========






ASSUMPTIONS

INTEREST RATE                               0.05610
RETAIL ROCE                                 0.11000
WHOLESALE ROCE                              0.12390
TAX RATE                                    0.38000
DEBT RATIO                                  0.95000
EQUITY RATIO                                0.05000

                                                                       EXHIBIT 5
                                                                     Page 3 of 4

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                              DISCOUNT CALCULATION
                        THREE MONTHS ENDED JUNE 30, 1997




                                   Arkansas   Louisiana     Texas      Wholesale
                                   ---------  -----------  ---------   ---------
Weighted Cost of Capital
  (Annualized)                     0.065026     0.064946   0.065913     0.063244
Average Days Outstanding              47.00        42.27      40.70        58.95
                                   ---------  -----------  ---------   ---------
Weighted Cost of Capital
  (Average Days Outstanding)       0.008375     0.007519   0.007355     0.010214
Collection Experience Factor       0.003636     0.002840   0.002367
Agency Fee Rate                    0.020000     0.020000   0.020000     0.020000
                                   ---------  -----------  ---------   ---------

Total Discount Factor              0.032011     0.030359   0.029722     0.030214
                                   =========  ===========  =========   =========






ASSUMPTIONS

INTEREST RATE                                0.05610
ARKANSAS ROCE                                0.14600
LOUISIANA ROCE                               0.14500
TEXAS ROCE                                   0.15700
WHOLESALE ROCE                               0.12390
TAX RATE                                     0.38000
DEBT RATIO                                   0.95000
EQUITY RATIO                                 0.05000

                                                                       EXHIBIT 5
                                                                     Page 4 of 4

                          WEST TEXAS UTILITIES COMPANY
                              DISCOUNT CALCULATION
                        THREE MONTHS ENDED JUNE 30, 1997




                                             Retail                    Wholesale
                                            ---------                 ----------


Weighted Cost of Capital(Annualized)         0.062425                   0.063244
Average Days Outstanding                        40.63                      19.02
                                            ---------                 ----------
Weighted Cost of Capital
(Average Days Outstanding)                   0.006941                   0.003295
Collection Experience Factor                 0.004616
Agency Fee Rate                              0.020000                   0.020000
                                            ---------                 ----------

Total Discount Factor                        0.031557                   0.023295
                                            =========                 ==========






ASSUMPTIONS

INTEREST RATE                                0.05610
RETAIL ROCE                                  0.11375
WHOLESALE ROCE                               0.12390
TAX RATE                                     0.38000
DEBT RATIO                                   0.95000
EQUITY RATIO                                 0.05000